UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 4, 2016

MagnaChip Semiconductor Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34791	83-0406195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o MagnaChip Semiconductor S.A. 1, Allée Scheffer, L-2520 Luxembourg, Grand Duchy of Luxembourg		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (352) 45-62-62

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

As previously reported, on December 4, 2014, the Board of Directors of MagnaChip Semiconductor Corporation (the “Company”) approved a plan to close the Company’s six-inch fabrication facility in Cheongju, Korea (the “6-inch fab”). According to this plan, the 6-inch fab was closed on February 29, 2016.

On April 4, 2016, the Company commenced a voluntary resignation program (the “Program”), which is available for all of the Company’s 6-inch fab employees and certain other manufacturing employees through on or about April 20, 2016. For those employees electing to resign under the Program, severance benefits, which have been fully accrued in the financial statements and are required by local legal requirements, will be paid in a lump sum, and other termination benefits will be paid in monthly installments over twelve months.

Due to the voluntary nature of this Program, the Company is unable at this time to provide an estimated amount or range of estimated amounts of the related severance and other termination benefits for those employees that volunteer to resign under the Program. The Company expects to file an amendment to this Current Report on Form 8-K within four business days after it makes a determination of an estimate or range of estimates of such amounts.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNACHIP SEMICONDUCTOR CORPORATION

Dated: April 4, 2016	By:	/s/ Theodore Kim
Theodore Kim
Chief Compliance Officer, Executive Vice President, General Counsel and Secretary